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                                                                Exhibit 99.B(11)







CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the inclusion of our report dated May 2, 1997 on our audit of the financial statements and financial highlights of North American Government Bond Fund, Inc. in the Statement of Additional Information with respect to Post-Effective Amendment No. 5 to the Registration Statement (No. 33-53598) on Form N-1A under the Securities Act of 1933 of North American Government Bond Fund, Inc. We also consent to the references to our Firm under the headings "Financial Highlights" and "General Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


/s/ Coopers & Lybrand LLP
-------------------------
COOPERS & LYBRAND

2400 Eleven Penn Center
Philadelphia, PA
July 28, 1997